As  filed with the Securities and Exchange Commission on June 17,
2005
                                   Registration No. 333-_________

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549
                         --------------
                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                        INTEL CORPORATION
      ----------------------------------------------------
     (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                        94-1672743
  ----------------------------------------   -------------------
      (State or Other Jurisdiction of          (I.R.S. Employer
       Incorporation or Organization)        Identification No.)

         2200 MISSION COLLEGE BLVD.
              SANTA CLARA, CA                     95054-8119
  ----------------------------------------   -------------------
  (Address of Principal Executive Offices)        (Zip Code)


          INTEL CORPORATION 2004 EQUITY INCENTIVE PLAN
      -----------------------------------------------------
                    (Full Title of the Plan)


                      CARY I. KLAFTER, ESQ.
                  VICE PRESIDENT AND SECRETARY
                        INTEL CORPORATION
                    2200 MISSION COLLEGE BLVD.
                   SANTA CLARA, CA 95054-8119
      ----------------------------------------------------
             (Name and Address of Agent for Service)

                         (408) 765-8080
       --------------------------------------------------
  (Telephone Number, Including Area Code, of Agent For Service)

                           Copies to:
                     RONALD O. MUELLER, ESQ.
                   GIBSON, DUNN & CRUTCHER LLP
             1050 CONNECTICUT AVENUE, N.W. SUITE 300
                      WASHINGTON, DC 20036
                         (202) 955-8500

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                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
 Title of   Amount to    Proposed     Proposed       Amount of
Each Class      be       Maximum       Maximum      Registration
    of      Registered   Offering     Aggregate       Fee (3)
Securities     (1)      Price Per  Offering Price
  to be                 Share (2)        (2)
Registered
----------   --------    --------     --------        --------
Common
Stock, par 130,000,000    $26.92   $3,499,600,000   $411,902.92
value         shares
$0.001 per
share
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(1)   Pursuant  to Rule 416(a) under the Securities Act of  1933,
      as   amended  (the  "Securities  Act"),  this  Registration
      Statement  shall  also  cover  any  additional  shares   of
      Registrant's common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)   Estimated  solely  for  the  purpose  of  calculating   the
      registration fee.

(3) Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock on the Nasdaq National
      Market on June 14, 2005, which was $26.92.

                        EXPLANATORY NOTE

This Registration Statement relates to the registration of additional securities under the Intel Corporation 2004 Equity
Incentive Plan (the "Plan"). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-
115625, filed by Intel Corporation on May 19, 2004 with the Securities and Exchange Commission (the "Commission") related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.        Exhibits.

                 Unless   otherwise  indicated  below  as   being
incorporated by reference to another filing of Intel Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit No.    Exhibit Description

4.2*                      Intel  Corporation Bylaws, as  amended,
               (incorporated by reference to Exhibit 3.1 of the Corporation's Form 8-K, as filed with the Commission on May 20, 2005, File No. 000-06217).

5.1                      Opinion of Gibson, Dunn & Crutcher LLP.

23.1                      Consent of Gibson, Dunn & Crutcher  LLP
               (included in Exhibit 5.1).

23.2                       Consent   of   Ernst  &   Young   LLP,
               Independent Registered Public Accounting Firm.

24.                        Power   of   Attorney  (contained   on
               signature page hereto).

*Incorporated by reference

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 17th day of June, 2005.
                            INTEL CORPORATION

                            By:  /s/ Andy D. Bryant
                                 ---------------------------
                                 Andy D. Bryant
                                 Executive Vice President,
                                 Chief Financial and
                                 Enterprise Services Officer

      Each person whose signature appears below constitutes and appoints D. Bruce Sewell, Andy D. Bryant, and Cary I. Klafter and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                       Date


/s/ Craig R. Barrett    Chairman of the Board and   June 17, 2005
Craig R. Barrett        Director

/s/ Paul S. Otellini    President, Chief Executive  June 17, 2005
Paul S. Otellini        Officer and Director

/s/ Charlene Barshefsky Director                    June 17, 2005
Charlene Barshefsky

/s/ E. John P. Browne   Director                    June 17, 2005
E. John P. Browne

/s/ Andy D. Bryant      Executive Vice President,   June 17, 2005
Andy D. Bryant          Chief   Financial  officer
                        and  Principal  Accounting
                        Officer

                        Director
D. James Guzy

/s/ Reed E. Hundt       Director                    June 17, 2005
Reed E. Hundt

/s/ David S. Pottruck   Director                    June 17, 2005
David S. Pottruck

/s/ Jane E. Shaw        Director                    June 17, 2005
Jane E. Shaw

/s/ John L. Thornton    Director                    June 17, 2005
John L. Thornton

/s/ David B. Yoffie     Director                    June 17, 2005
David B. Yoffie

                          EXHIBIT INDEX

Exhibit No.    Exhibit Description

4.2*                      Intel  Corporation Bylaws, as  amended,
               (incorporated by reference to Exhibit 3.1 of the Corporation's Form 8-K, as filed with the Commission on May 20, 2005, File No. 000-06217).

5.1                      Opinion of Gibson, Dunn & Crutcher LLP.

23.1                      Consent of Gibson, Dunn & Crutcher  LLP
               (included in Exhibit 5.1).

23.2                       Consent   of   Ernst  &   Young   LLP,
               Independent Registered Public Accounting Firm.

24.                        Power   of   Attorney  (contained   on
               signature page hereto).

*Incorporated by reference